Form 540 Prescribed by:
JON HUSTED
OHIO SECRETARY OF STATE
Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910
www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov
File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

Check appropriate box:

(●) Amendment to existing Articles of Incorporation (125-AMDS)

( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: Cliffs Natural Resources Inc.

Charter Number: 649806

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

(●) The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) 1701.70(B)(6)

( ) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

( ) The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

James D. Graham

Signature

James D. Graham, EVP, Chief Legal Officer and Secretary

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

CLIFFS NATURAL RESOURCES INC.
BOARD OF DIRECTORS MEETING
JULY 24, 2017
RESOLUTION COVERING CHANGE IN CORPORATE NAME

WHEREAS, the Directors of Cliffs Natural Resources Inc. (the "Company") have determined that it is in the best interests of the Company and its shareholders to change the name of the Company to reflect the re-focused business of the Company as currently conducted by adopting an amendment to the Company's Amended Articles of Incorporation (as amended, the "Articles") pursuant to Ohio Revised Code Section 1701.70(B)(6).

NOW, THEREFORE, BE IT

RESOLVED: That pursuant to Section 1701.70(B)(6) of the Ohio Revised Code, the Directors hereby adopt an amendment (the "Amendment") to Article FIRST of the Articles to change the name of the Company to be Cleveland-Cliffs Inc. effective as of August 15, 2017; and further

RESOLVED: That the officers of the Company are, and each of them hereby is, authorized to prepare, execute and file (i) a Current Report on Form 8-K or any amendment thereto, including all such exhibits and other documents as may be necessary, advisable or appropriate to disclose the Amendment, (ii) any documents or applications required to be made with the New York Stock Exchange ("NYSE") regarding the Amendment, (iii) one or more certificates of amendment to the Articles with the Secretary of State for the State of Ohio regarding the Amendment, and (iv) any applications, reports, schedules, statements, petitions, consents, information and other instruments or documents as may be necessary, advisable or appropriate to comply with any applicable legal requirements of the United States or any state or local subdivision thereof; and that the officers of the Company be, and each of them hereby is, authorized to appear before the Securities and Exchange Commission (the "SEC"), the NYSE or any federal, state or local governmental authority as representatives of the Company with full authority to make such changes in such applications, forms, filings, instruments, documents or any amendments thereto, or in any instruments, documents or agreements relating to such filings, and to take such other steps as may be necessary, desirable or appropriate to accomplish the Amendment.

Adopted by the Board of Directors
of Cliff's Natural Resources Inc.
on the date shown:

James D Graham

James D. Graham, Secretary